Exhibit 99.1

CIFC LLC	Investor Relations
250 Park Avenue	Investor@cifc.com
New York, NY 10177	(646) 367-6633
NASDAQ: CIFC

CIFC LLC Announces Second Quarter 2016 Results

NEW YORK, August 15, 2016 - CIFC LLC (NASDAQ: CIFC) (“CIFC” or the “Company”) today announced its results for the second quarter ended June 30, 2016.

Highlights

•
GAAP net income (loss) for the six months was $22.1 million as compared to $6.5 million for the same period in the prior year. GAAP net income (loss) for the quarter was $17.6 million as compared to $1.1 million for the same period in the prior year.

•
Economic Net Income "ENI", a non-GAAP measure, for the six months was $27.6 million as compared to $22.6 million for the same period in the prior year. ENI for the quarter was $20.6 million as compared to $11.5 million for the same period in the prior year.

•	Fee Earning AUM was $13.6 billion as of June 30, 2016, as compared to $14.1 billion as of December 31, 2015 and $14.0 billion as of June 30, 2015.

Executive Overview

The second quarter saw a strong recovery in risk assets. Both the U.S. high yield and leveraged loan markets performed strongly, driven by higher commodity prices and increased investor risk appetites. Our Credit Funds recorded strong inflows, pushing Credit Fund AUM to $1.4 billion across 15 co-mingled funds and separately managed accounts. Net investment income during the second quarter grew to $15.3 million. Incentive fees also recorded strong growth year-over-year, totaling $7.9 million in the second quarter. For the first six months of the year, net investment income and incentive fees stood at $20.2 million and $12.1 million, respectively.
The new issue CLO market continued to be challenging throughout the second quarter. As loan prices rallied, CLO liabilities lagged. As a result, prospective new issue CLO equity returns were largely uncompetitive compared to secondary market opportunities. Total issuance during the first six months of the year was limited to just 62 CLOs compared to 114 CLOs in the first half of 2015. During the month of July, we have seen a strong rally in CLO liabilities leading to a surge in issuance. We expect to see higher CLO new issue volumes in the second half of the year. Given the challenging market environment for new issue CLOs, CIFC chose not to sponsor a CLO during the first half of the year. We are currently managing two CLO warehouses which are expected to drive new issuance late in the third quarter and early in the fourth quarter.  We continue to be well positioned to meet our obligations for risk retention, due to be implemented in December 2016, with more than $200 million in cash and investments on our balance sheet.

Selected Financial Metrics
(In thousands, except per share data)

SELECTED GAAP RESULTS	2Q'16	2Q'15	% Change vs. 2Q'15	YTD'16	YTD'15	% Change vs. YTD'15
Total net revenues (1)	$47,248	$25,860	83%	$86,986	$52,837	65%
Total expenses (1)	$30,726	$17,470	76%	$59,803	$37,133	61%
Income tax expense (benefit) - Current	$1,343	$2,253	(40)%	$1,306	$5,490	(76)%
Income tax expense (benefit) - Deferred	$1,525	$7,575	(80)%	$2,840	$7,425	(62)%
Net income (loss) attributable to CIFC LLC	$17,585	$1,103	1,494%	$22,089	$6,531	238%
Earnings (loss) per share - basic	$0.73	$0.04	1,725%	$0.89	$0.26	242%
Earnings (loss) per share - diluted	$0.68	$0.04	1,600%	$0.85	$0.25	240%
Distributions declared per share	$0.25	$0.10	150%	$0.59	$0.20	195%
Weighted average shares outstanding - basic	24,096	25,302	(5)%	24,725	25,291	(2)%
Weighted average shares outstanding - diluted	25,761	26,432	(3)%	25,963	26,504	(2)%

NON-GAAP FINANCIAL MEASURES (2)	2Q'16	2Q'15	% Change vs. 2Q'15	YTD'16	YTD'15	% Change vs. YTD'15
Management Fees from CLOs	13,737	13,979	(2)%	27,679	28,939	(4)%
Management Fees from Non-CLO products	1,485	977	52%	2,671	1,838	45%
Total Management Fees	15,222	14,956	2%	30,350	30,777	(1)%
Incentive Fees	7,861	4,066	93%	12,144	8,066	51%
Net Investment Income	15,290	5,742	166%	20,182	11,850	70%
Total ENI Revenues	38,373	24,764	55%	62,676	50,693	24%
Employee compensation and benefits	9,463	7,187	32%	17,493	15,471	13%
Share-based compensation (3)	1,737	952	82%	4,144	2,628	58%
Other operating expenses	4,545	4,332	5%	9,438	8,699	8%
Corporate interest expense	1,999	800	150%	3,956	1,294	206%
Total ENI Expenses	17,744	13,271	34%	35,031	28,092	25%
ENI (2)	$20,629	$11,493	79%	$27,645	$22,601	22%
ENI per share - basic (4)	$0.86	$0.45	91%	$1.12	$0.89	26%
ENI per share - diluted (4)	$0.80	$0.43	86%	$1.06	$0.85	25%

NON-GAAP FINANCIAL MEASURES (2)	2Q'16	2Q'15	% Change vs. 2Q'15	YTD'16	YTD'15	% Change vs. YTD'15
ENI EBITDA (5)	$22,998	$12,642	82%	$32,335	$24,577	32%
ENI EBITDA Margin (6)	60%	51%	9%	52%	48%	4%
ENI Margin (6)	54%	46%	8%	44%	45%	(1)%

NON-GAAP FINANCIAL MEASURE - AUM	6/30/2016	12/31/2015	% Change vs. 12/31/15	6/30/2015	% Change vs. 6/30/15
Fee Earning AUM from loan-based products (7)	$13,617,299	$14,055,487	(3)%	$14,007,339	(3)%

Explanatory Notes:

(1)
Prior year amounts have been re-presented to conform to current period presentation, including the Company's adoption of Accounting Standard Update "ASU" 2015-02, Consolidation (Topic 810) - Amendments to the Consolidation Analysis ("ASU 2015-02"). The guidance was adopted on a modified retroactive basis. As such, prior year amounts have been re-presented to reflect the deconsolidation of 30 CLOs and 1 credit fund as of January 1, 2015.

(2)	See Appendix for a detailed description of these non-GAAP measures and reconciliations from GAAP net income (loss) attributable to the Company to non-GAAP measures.

(3)	Share-based compensation includes equity award amortization expense for both employees and directors of the Company.

(4)	GAAP weighted average shares outstanding is used to calculate ENI per share - basic and diluted.

(5)	ENI EBITDA is ENI before corporate interest expense and depreciation of fixed assets. See Appendix.

(6)	ENI EBITDA Margin is ENI EBITDA divided by Total ENI Revenue. ENI Margin is ENI divided by Total ENI Revenue.

(7)
Amount excludes Fee Earning AUM attributable to non-core products of $525.0 million, $592.8 million and $643.3 million as of June 30, 2016, December 31, 2015 and June 30, 2015, respectively. Fee Earning AUM attributable to non-core products is expected to continue to decline as these funds run-off per their contractual terms.

Second Quarter Overview
CIFC reported GAAP net income attributable to the Company of $17.6 million for the second quarter of 2016, as compared to net income of $1.1 million in the same period of the prior year. GAAP operating results increased quarter over quarter by $16.5 million, primarily due to higher revenues from (i) unrealized gains as the Company held more investments period over period and the increase in market value of loans and CLO securities were higher period over period and (ii) incentive fees from the call of a CLO and a credit fund. In addition, income tax expenses decreased by $7.0 million as a result of the Company being taxed as a partnership in 2016. Offsetting these increases were higher (i) accrued employee compensation expenses as a result of better performance year over year, (ii) stock-based compensation from the amortization of equity awards granted since the third quarter of 2015 and (iii) corporate interest expense predominately related to the issuance of $40.0 million unsecured senior notes in November 2015 and a change in the stated rate of the March Junior Subordinated Notes.

CIFC reported ENI of $20.6 million for the second quarter of 2016, as compared to $11.5 million for the same period in the prior year. ENI increased quarter over quarter by $9.1 million, or 79%, primarily due to pre-tax increases noted above. See the Non-GAAP Financial Measures section of the Appendix for a reconciliation between GAAP and Non-GAAP ENI.

Fee Earning AUM
The following table summarizes Fee Earning AUM for the Company's loan-based products:

	June 30, 2016		December 31, 2015		June 30, 2015
(in thousands, except # of Accounts) (1)(2)	# of Accounts	Fee Earning AUM	# of Accounts	Fee Earning AUM	# of Accounts	Fee Earning AUM
Post 2011 CLOs	18	$9,809,980	18	$9,860,519	15	$8,457,581
Legacy CLOs (3)	9	1,897,208	10	2,559,066	15	4,016,596
Total CLOs	27	11,707,188	28	12,419,585	30	12,474,177
Credit Funds (4)	15	1,367,871	12	1,062,712	9	884,713
Other Loan-Based Products (4)	2	542,240	2	573,190	2	648,449
Total Non-CLOs (4)	17	$1,910,111	14	$1,635,902	11	$1,533,162
AUM from loan-based products	44	$13,617,299	42	$14,055,487	41	$14,007,339
Explanatory Notes:

(1)
Table excludes Fee Earning AUM attributable to non-core products of $525.0 million, $592.8 million and $643.3 million as of June 30, 2016, December 31, 2015 and June 30, 2015, respectively. Fee Earning AUM attributable to non-core products is expected to continue to decline as these funds run-off per their contractual terms.

(2)
Fee Earning AUM is based on the latest available monthly report issued by the trustee or fund administrator prior to the end of the period, and may not tie back to the Consolidated GAAP financial statements.

(3)	Legacy CLOs represent all managed CLOs issued prior to 2011, including CLOs acquired since 2011 but issued prior to 2011.

(4)	Management fees for Non-CLO products vary by fund and may not be similar to a CLO.

Since 2012, CIFC has raised $11.6 billion of new AUM through organic growth (i.e. excluding mergers and acquisition related transactions) which has more than offset the run-off from Legacy CLOs (including acquired CLOs). Our Legacy CLO AUM of $1.9 billion is less than a fifth of our total CLO AUM of $11.7 billion, and we anticipate it will run off over the next three years.

Total loan-based Fee Earning AUM activity for the periods below are as follows ($ in thousands):

	2Q'16	YTD'15	LTM 2Q'15
Opening AUM Balance	$13,955,639	$14,055,487	$14,007,339
CLO New Issuances	—	—	1,499,709
CLO Paydowns	(519,708)	(709,969)	(2,265,737)
Net Subscriptions to Credit Funds	192,194	267,309	451,210
Net Redemptions from Other Loan-Based Products	(21,466)	(30,949)	(106,208)
Other (1)	10,640	35,421	30,986
Ending AUM Balance	$13,617,299	$13,617,299	$13,617,299
Explanatory Note:

(1)	Includes changes in collateral balances of CLOs between periods and market value or portfolio value changes in certain Non-CLO products.

Balance Sheet Highlights

($ in thousands)	As of June 30, 2016		As of December 31, 2015
Cash and Cash Equivalents		$39,720		$57,968

Investments (1)
CIFC CLO Equity	$69,596		$53,912
Warehouses	44,990		—
Fund Coinvestments	33,163		41,401
CLO Debt	11,317		32,140
Other (2)	26,846		24,946
Total Investments		$185,912		$152,399
Total Cash and Investments		225,632		210,367

Long Term Debt (Par)
Junior Subordinated Notes due 2035	$120,000		$120,000
Senior Notes due 2025	40,000		40,000
Total Long Term Debt (Par)		160,000		160,000
Net Cash and Investments		$65,632		$50,367

Explanatory Notes:

(1)	Pursuant to GAAP, investments in consolidated CLOs, warehouses and certain Non-CLO products are eliminated from "Investments" on our Consolidated Balance Sheets.

(2)	Primarily includes investment in CIFC's Tactical Income Fund, which may be redeemed with 60 days' notice on the last day of each calendar quarter.

Appendix

Non-GAAP Financial Measures

The Company discloses financial measures that are calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America (“Non-GAAP”) as follows:

ENI and ENI EBITDA are non-GAAP financial measures of performance that management uses in addition to GAAP Net income (loss) attributable to CIFC LLC to measure the performance of our core business (excluding non-core products). We believe ENI and ENI EBITDA are helpful to investors as they reflect the nature and substance of the business, the economic results achieved by management fee revenues from the management of client funds and earnings on our investments.

ENI represents GAAP Net income (loss) attributable to CIFC LLC, prior to the consolidation of Funds (or the "Management Company") as required under Accounting Standard Codification ASC Topic 810, Consolidation, excluding (i) current and deferred income taxes, (ii) merger and acquisition related items, including fee-sharing arrangements, amortization and impairments of intangible assets and gain (loss) on contingent consideration for earn-outs, (iii) non-cash compensation related to profits interests granted by CIFC Parent Holdings LLC in June 2011, (iv) revenues attributable to non-core investment products, (v) advances for fund organizational expenses and (vi) certain other items as detailed.

In addition to the pre-consolidation impact, the following adjustments were made to arrive at ENI Revenues and ENI Expenses (Refer to Summary of Reconciliation of GAAP to Net Income (loss) attributable to CIFC LLC to Non-GAAP Measures for more details):

•
ENI Revenues represent GAAP revenues excluding management fee sharing arrangements and fees attributable to non-core investment products. Further GAAP net (gain)/loss on contingent liabilities and other have been reclassed to ENI Revenues.

•
ENI Expenses represent GAAP expenses excluding amortization and impairment of intangibles, employee compensation costs from non-cash compensation related to profits interest granted by CIFC Parent Holdings LLC in June 2011, other

(such as advances for fund organizational expenses and certain other items as detailed), and current and deferred income taxes.
Further ENI EBITDA represents ENI before corporate interest expense and depreciation of fixed assets, a non-cash item.

ENI and ENI EBITDA may not be comparable to similar measures presented by other companies, as they are non-GAAP financial measures that are not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, ENI and ENI EBITDA should be considered as an addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

A detailed calculation of ENI and ENI EBITDA and a reconciliation to the most comparable GAAP financial measure is included in the Appendix.

Fee Earning Assets Under Management ("AUM") refers to the assets managed by the Company on which we receive management fees and/or incentive based fees. Generally, with respect to CLOs, management fees are paid to the Company based on the aggregate collateral balance at par plus principal cash, and with respect to Non-CLO funds, the value of the assets in such funds. We believe this measure is useful to investors as it is an additional performance measure providing insight into the overall investment activities of the Company's managed Funds (or core business).
[Financial Tables to Follow in Appendix]

About CIFC

Founded in 2005, CIFC is a private debt manager specializing in secured U.S. corporate loan strategies. Headquartered in New York, CIFC is a SEC registered investment adviser and a publicly traded company (NASDAQ: CIFC). Serving institutional investors globally, CIFC is one of the largest managers of senior secured corporate credit. For more information, please visit CIFC’s website at www.cifc.com.

Forward-Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect CIFC's current views with respect to, among other things, CIFC's operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. CIFC believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. CIFC undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Summary Reconciliation of GAAP Net income (loss) attributable to CIFC LLC to Non-GAAP Measures

(In thousands)	2Q'16	2Q'15	YTD'16	YTD'15
GAAP Net income (loss) attributable to CIFC LLC	$17,585	$1,103	$22,089	$6,531
Income tax expense (benefit) - current and deferred (1)	2,868	9,828	4,146	12,915
Amortization and impairment of intangibles	712	2,193	2,175	4,550
Management fee sharing arrangements (2)	(312)	(1,627)	(2,313)	(3,466)
Net (gain)/loss on contingent liabilities and other	(150)	577	214	1,290
Employee compensation costs (3)	7	319	1,465	603
Management fees attributable to non-core funds	(137)	(167)	(245)	(340)
Other (4)	56	(733)	114	518
Total reconciling and other items	3,044	10,390	5,556	16,070
ENI	$20,629	$11,493	$27,645	$22,601
Add: Corporate interest expense	1,999	800	3,956	1,294
Add: Depreciation of fixed assets	370	349	734	682
ENI EBITDA	$22,998	$12,642	$32,335	$24,577

Explanatory Notes:

(1)
Includes current taxes of $1.3 million for both the three and six months ended June 30, 2016, and $2.3 million and $5.5 million for the three and six months ended June 30, 2015, respectively, and deferred taxes of $1.5 million and $2.8 million for the three and six months ended June 30, 2016, respectively, and $7.6 million and $7.4 million for the three and six months ended June 30, 2015, respectively.

(2)
The Company shares management fees on certain of the acquired CLOs it manages with the party that sold the funds to CIFC, or an affiliate thereof. Management fees are presented on a gross basis for GAAP and on a net basis for ENI.

(3)
Employee compensation and benefits has been adjusted for non-cash compensation related to profits interests granted to CIFC employees by CIFC Parent Holdings LLC and sharing of incentive fees with certain former employees established in connection with the Company's acquisition of certain CLOs from CNCIM.

(4)
In 2016, other represents certain professional services expenses incurred in relation to the strategic process announced in January 2016. In 2015, other represents fund set up expenses, which are written-off upfront for GAAP purposes and amortized over the life of the fund for Non-GAAP ENI, and certain professional services in relation to the Reorganization Transaction.

Condensed Consolidated Statement of Operations

The Consolidated Condensed Financial Statements include the financial statements of CIFC LLC & Subsidiaries, or the Company’s core asset management business ("Management Company") and certain managed Funds ("Consolidated Entities"). The supplemental financial information provided below illustrates the consolidating effects of the Management Company, and the Consolidated Entities which we are required to consolidate under ASC 810. Further, management internally views and manages the business as one reportable segment.

	2Q'16						2Q'15
(In thousands) (1)	Management Company	Consolidated Entities		Eliminations		CIFC LLC Consolidated	Management Company	Consolidated Entities		Eliminations		CIFC LLC Consolidated
Total net revenues	$27,086	$24,809		$(4,647)		$47,248	$22,922	$3,035		$(97)		$25,860
Total expenses	18,516	14,487	—	(2,277)	—	30,726	16,112	1,577		(219)		17,470
Net other income (expense) and gain (loss)	11,883	(8,610)	—	980	—	4,253	4,121	(478)		(539)		3,104
Income (loss) before income taxes	20,453	1,712	—	(1,390)	—	20,775	10,931	980	—	(417)	—	11,494
Income tax (expense) benefit	(2,868)	—		—		(2,868)	(9,828)	—		—		(9,828)
Net income (loss)	17,585	1,712		(1,390)		17,907	1,103	980	—	(417)	—	1,666
Net (income) loss attributable to noncontrolling interest in Consolidated Entities	—	(1,712)		1,390		(322)	—	(980)		417		(563)
Net income (loss) attributable to CIFC LLC	$17,585	$—	—	$—	—	$17,585	$1,103	$—	—	$—	—	$1,103

	YTD'16						YTD'15
(In thousands) (1)	Management Company	Consolidated Entities		Eliminations		CIFC LLC Consolidated	Management Company	Consolidated Entities		Eliminations		CIFC LLC Consolidated
Total net revenues	$51,826	$43,799		$(8,639)		$86,986	$47,489	$5,791		$(443)		$52,837
Total expenses	38,784	25,176	—	(4,157)	—	59,803	33,763	3,808		(438)		37,133
Net other income (expense) and gain (loss)	13,193	(16,496)	—	2,679	—	(624)	5,720	930		(2,091)		4,559
Income (loss) before income taxes	26,235	2,127	—	(1,803)	—	26,559	19,446	2,913	—	(2,096)	—	20,263
Income tax (expense) benefit	(4,146)	—		—		(4,146)	(12,915)	—		—		(12,915)
Net income (loss)	22,089	2,127		(1,803)		22,413	6,531	2,913	—	(2,096)	—	7,348
Net (income) loss attributable to noncontrolling interest in Consolidated Entities	—	(2,127)		1,803		(324)	—	(1,541)		724		(817)
Net income (loss) attributable to CIFC LLC	$22,089	$—	—	$—	—	$22,089	$6,531	$1,372		$(1,372)	—	$6,531

Explanatory Note:

(1)
Prior year amounts have been re-presented to conform to current period presentation, including the Company's adoption of Accounting Standard Update "ASU" 2015-02, Consolidation (Topic 810) - Amendments to the Consolidation Analysis ("ASU 2015-02"). The guidance was adopted on a modified retroactive basis, on January 1, 2015. As such, prior year amounts have been re-presented to reflect the deconsolidation of 30 CLOs and 1 credit fund as of January 1, 2015.